UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2005

HESKA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1613 Prospect Parkway
Fort Collins, Colorado 80525

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (970) 493-7272

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

         The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On May 11, 2005, Heska Corporation (“Heska” or the “Company”) issued a press release announcing its financial results for the fiscal quarter ended March 31, 2005 and certain other information and furnished that release as an exhibit to Form 8-K. A correction release was subsequently issued noting that certain financial table information was incorrect in the original release and the correction release was filed on Form 8-K/A to amend the May 11, 8-K on May 12, 2005. Subsequently, the Company has determined that certain debts listed as long term on the previous releases should have been listed as short term due to the Company’s belief that it is not probable the Company will achieve all of the current covenants under its credit facility agreement over the next twelve months. The Company has begun discussions with its existing lender regarding an amended credit facility agreement. A third release was subsequently issued which corrected and replaced all prior releases regarding Heska's first quarter 2005 earnings. The full text of the correction and replacement release is set forth in Exhibit 99.1 hereto. The Form 8-K/A of May 12, 2005 referenced above is hereby amended as set forth in this Form 8-K/A.

Item 9.01       Financial Statements and Exhibits.

         (c)     Exhibits.

                   The following exhibit is furnished with this report on Form 8-K/A:

                   99.1     Press Release dated May 16, 2005.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: May 16, 2005	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

      Exhibit Number                                                                    Description

              99.1                                            Press Release dated May 16, 2005